UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2025

Blue Water Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42692	33-2301550
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1012 Springfield Avenue
Mountainside, NJ	07092
(Address of principal executive offices)	(Zip Code)

15 E. Putnam Avenue, Suite 363

Greenwich, CT 06830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	BLUWU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BLUW	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLUWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 25, 2025, Blue Water Acquisition Corp. III (the “Company”), Blue Water Acquisition III LLC (the “Prior Sponsor”) and Yorkville BW Acquisition Sponsor, LLC (the “New Sponsor”) entered into a Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, on November 25, 2025, the New Sponsor (i) purchased from the Prior Sponsor (a) 6,325,000 shares of Class B ordinary shares, par value $0.0001 per share, of the Company (each, a “Class B Ordinary Share”) and (b) 430,000 private placement units (each, a “Private Unit”), with each Private Unit comprised of one Class A ordinary share, par value US$0.0001 per share, of the Company (each, a “Class A Ordinary Share”), and one-half of one warrant, with each whole warrant entitling the holder to purchase one Class A Ordinary Share, at an exercise price of $11.50 per share (each, a “Private Warrant”), for an aggregate purchase price of $7,200,000 and (ii) upon closing, became the sponsor of the Company (together, the “Purchase”).

As a condition to consummation of the Purchase, all of the then-existing members of the Board of Directors (the “Prior Board”) and all then-existing officers of the Company resigned, and the New Sponsor designated (i) a new board of directors, which was elected immediately prior to the closing of the Purchase by the Prior Sponsor as the then-sole holder of the Class B Ordinary Shares in accordance with the terms of the Company’s amended and restated memorandum and articles of association, and (ii) a new management team, which was appointed immediately prior to the closing of the Purchase by the Prior Board, effective as of the closing of the Purchase.

Pursuant to the terms of the Purchase Agreement, the New Sponsor agreed, among other things, to (i) deliver executed consents to act as directors and officers for the incoming directors and officers, (ii) execute a joinder agreement (the “Joinder”) to become a party to the Registration Rights Agreement, dated June 9, 2025 (the “Registration Rights Agreement”), among the Company, the Prior Sponsor, the underwriter of the Company’s initial public offering, BTIG, LLC (the “Underwriter”), and the other parties thereto and (iii) enter into a side letter agreement with the Company (the “Insider Letter”) providing for, among other things, voting obligations and certain transfer restrictions. The Prior Sponsor and the Company, among other things, agreed to (i) deliver resignation letters from all outgoing directors and officers, and (ii) cause all parties to the Letter Agreement dated June 9, 2025, by and among the Company, the Prior Sponsor and each of the directors and officers of the Company (the “Prior Insider Letter”), to execute a waiver to certain requirements of the Prior Insider Letter such that the New Sponsor need not execute a joinder or become a party to the Prior Insider Letter.

The Purchase Agreement provided that consummation of the Purchase was conditional on, among other things, (i) the transfer of the Class B Ordinary Shares and Private Units to the New Sponsor, (ii) the written resignation of all existing members of the Prior Board and all then-existing officers of the Company, (iii) the appointment of the incoming directors and officers selected by the New Sponsor, (iv) the termination of all Company related party contracts and certain commercial arrangements, (v) the payment of all outstanding invoices of the Company by the closing, (vi) the execution of a written amendment to the Underwriting Agreement, dated June 9, 2025 by and among the Company and the Underwriter (the “Underwriting Agreement”), which provides that effective automatically upon the closing of the Purchase Agreement (a) the Right of First Refusal of the Underwriting Agreement is deleted in its entirety and (b) all rights of first refusal in favor of the Underwriter under the Underwriting Agreement are terminated, with no survival, tail or continuing effect, and (vii) the Company’s continued listing on The Nasdaq Stock Market LLC through the closing. There was no requirement that the Company hold any cash or cash equivalents, exclusive of the trust account, after payment of its outstanding liabilities as of the closing of the Purchase. The conditions to the closing of the Purchase were satisfied.

The Purchase Agreement contained customary representations and warranties of the parties, including, among others, with respect to corporate authority. The Purchase Agreement also included indemnification provisions pursuant to which the Prior Sponsor has agreed to indemnify the New Sponsor and the Company for certain losses, damages, liabilities, and claims, including those arising from breaches of representations and warranties, claims by third parties, or any failure to deliver the acquired securities free and clear of liens or other encumbrances. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and shareholders of the Company are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (i) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by the Company’s shareholders, (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iii) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide the Company’s shareholders with information regarding the terms of the Purchase Agreement, and not to provide the Company’s shareholders with any other factual information regarding any of the parties or their respective businesses.

Upon the closing of the Purchase, the New Sponsor became the sponsor of the Company and the new directors and officers designated by the New Sponsor assumed their positions as further described in Item 5.02. In addition, and as described below, upon the closing of the Purchase, in accordance with the terms of the Joinder to become a party to the Registration Rights Agreement, the New Sponsor became a party to the Registration Rights Agreement. Following the closing of the Purchase, the Company intends to continue to do business under the name “Blue Water Acquisition Corp. III.”

Letter Agreement Waiver

Pursuant to the Purchase Agreement, on November 25, 2025, the Company entered into a limited waiver with the Prior Sponsor and the other parties to the Prior Insider Letter, which was acknowledged and agreed to by the Underwriter (the “Waiver”). Pursuant to the Waiver, the parties to the Prior Insider Letter agreed to waive the requirement of the Prior Insider Letter that the New Sponsor execute a joinder and become a party to the Prior Insider Letter. As a result of the Waiver, the New Sponsor has not become a party to the Prior Insider Letter. Furthermore, the Prior Insider Letter has been terminated upon the closing of the Purchase.

Insider Letter

Additionally, in connection with the entry into the Purchase Agreement, the New Sponsor, the Company, and each of the individuals designated to become officers or directors of the Company upon the closing of the Purchase (the “Insiders”) entered into the Insider Letter dated as of November 25, 2025, whereby the New Sponsor and each Insider has agreed, among other things, (i) to vote all Class B Ordinary Shares and any other shares acquired by the New Sponsor or such Insider in favor of any proposed business combination, and not to redeem any Class A Ordinary Shares owned by the New Sponsor or such Insider in connection with such business combination, and, if the Company seeks to consummate a business combination by engaging in a tender offer, not to sell or tender any Class A Ordinary Shares or Class B Ordinary Shares owned by the New Sponsor or such Insider in connection therewith; (ii) that in the event the Company fails to consummate a business combination within the time period required by its amended and restated memorandum and articles of association, the New Sponsor and each Insider will take all reasonable steps to cause the Company to cease all operations except for the purpose of winding up, redeem 100% of the Class A Ordinary Shares sold as part of the units in the Company’s initial public offering, and dissolve and liquidate the Company, subject to applicable law; (iii) not to propose any amendment to the Company’s governing documents (other than in connection with a business combination) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with a business combination or to redeem 100% of the public shares if a business combination is not completed within the required timeframe, unless public shareholders are provided with the opportunity to redeem their shares; (iv) to acknowledge that the New Sponsor and each Insider will not be entitled to liquidating distributions from the trust account with respect to any Class B Ordinary Shares held by them if the Company fails to complete a business combination within the required timeframe, although the New Sponsor and each Insider will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete a business combination within the prescribed time frame; (v) that the Company will indemnify the New Sponsor and its affiliates, managers, and certain other related persons for certain costs, fees, and expenses incurred in connection with investment opportunities sourced for the Company or activities in connection with the Company’s affairs, subject to certain exceptions; (vi) that the New Sponsor will indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense to which the Company may become subject as a result of certain claims by third parties for services rendered or products sold to the Company or a prospective target business, to the extent necessary to ensure that such claims do not reduce the amount of funds in the trust account below the required per-share amount, subject to certain exceptions; (vii) that monetary damages may be inadequate for a breach of certain obligations under the Insider Letter and that injunctive relief may be available; and (viii) that the New Sponsor will not transfer any of the 6,325,000 Class B Ordinary Shares and 430,000 Private Units acquired in connection with the Purchase Agreement prior to the closing of the Company’s initial business combination, except to certain permitted transferees who agree to be bound by the terms of the Insider Letter.

Joinder to and Amendment of the Registration Rights Agreement

On November 25, 2025, the New Sponsor entered into the Joinder that was acknowledged and agreed to by the Company and the Prior Sponsor. Pursuant to the Joinder, the New Sponsor became a party to the Registration Rights Agreement. Under the terms of the Joinder, the New Sponsor agreed to be subject to the rights and obligations of the Registration Rights Agreement applicable to the sponsor, other than any transfer restrictions or lock-up obligations, which were expressly removed as to the New Sponsor upon its acquisition of the Company’s securities from the Prior Sponsor.

Entry into the Joinder was a condition to the consummation of the transactions contemplated by the Purchase Agreement, as previously described in this Current Report on Form 8-K.

The foregoing descriptions of the Purchase Agreement, the Insider Letter and the Joinder are not complete and are qualified in their entirety by reference to the text of such documents, which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Prior Insider Letter is incorporated into this Item 1.02 to the extent required herein.

Upon the closing of the Purchase, the Administrative Services Agreement, dated June 9, 2025, by and between the Company and the Prior Sponsor, and the Prior Insider Letter were terminated.

Item 5.01.	Change in Control of Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated into this Item 5.01 to the extent required herein.

Following the closing of the Purchase, the Prior Sponsor has ceased to control the Company. Following the closing of the Purchase, the New Sponsor owns all of the Company’s outstanding Class B Ordinary Shares, has the power to appoint all members of the board of directors of the Company, and may therefore be deemed to control the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Purchase, on November 25, 2025, each of the Company’s then-serving directors and officers, including Joseph Hernandez, Martha F. Ross, Timothy N. Coulson, Trevor L. Hawkins, Ish S. Dugal and Laurent D. Hermouet, resigned from their respective positions with the Company, effective as of the closing of the transactions under the Purchase Agreement. The resignations were delivered pursuant to written resignation letters provided to the Company and were formally accepted by the Prior Board in accordance with the terms of the Purchase Agreement through written resolutions adopted in connection with the closing. The resignations of the above listed officers and directors were solely in connection with the transactions contemplated by the Purchase Agreement and were not in connection with any known disagreement with the Company on any matter.

Also in connection with and immediately prior to the Purchase Agreement, on November 25, 2025, the Prior Sponsor, as the then-sole holder of the Class B Ordinary Shares in accordance with the terms of the Company’s amended and restated memorandum and articles of association, elected Kevin McGurn, Devin Nunes, Scott Glabe, Mark Angelo, and Mark Hiltwein as directors of the Company, with Mark Angelo being appointed as the Chairman of the board of directors of the Company, with each the foregoing appointments effective as of the closing of the Purchase. The Prior Board also appointed Kevin McGurn as Chief Executive Officer and Troy Rillo as Chief Financial Officer, each effective as of the closing of the Purchase. Biographical information for each of the newly appointed directors and officers is set forth below.

Mark Angelo, Chairman of the Board

Mark Angelo, 53, has been appointed as Chairman of the board of directors of the Company. Mr. Angelo has served as President and Managing Member of Yorkville Advisors Global, LP, an SEC-registered investment adviser to a family of hedge funds (“Yorkville Advisors”), since he founded the firm in 2001. Since the inception of Yorkville Advisors, Mr. Angelo has guided the firm in executing cumulative financial transactions of approximately $7 billion in more than 730 companies. As portfolio manager, Mr. Angelo is responsible for overseeing many aspects of the day-to-day operations, including deal structuring, investment decisions, and business development. Prior to founding Yorkville Advisors, Mr. Angelo held senior roles at the May Davis Group and with the Boston Group. Mr. Angelo earned a Bachelor of Arts in Economics from Rutgers University. Mr. Angelo also serves as Chairman of the board of directors of two other special purpose acquisition companies sponsored by affiliates of Yorkville Advisors, Yorkville Acquisition Corp. (Nasdaq: MCGA) and Texas Ventures Acquisition Corp III (Nasdaq: TVA).

Devin Nunes, Director

Devin G. Nunes, 51, has been the Chief Executive Officer and a director of Trump Media & Technology Group Corp. (“TMTG”) (Nasdaq, NYSE Texas: DJT) since December 2022, and became its Chairman in April 2024. He served on the board of directors of Yorkville Acquisition Corp. (Nasdaq: MCGA) from June to August 2025, and has served on the board of directors of Texas Ventures Acquisition Corp III (Nasdaq: TVA) since September 2025. Mr. Nunes serves as the chairman of the board of directors of Renatus Tactical Acquisition Corp I (Nasdaq: RTAC), a special purpose acquisition company that is not affiliated with the Company or the New Sponsor. He previously served in the U.S. House of Representatives from 2003 to 2022. He was the Republican leader and former Chairman of the House Permanent Select Committee on Intelligence (the “HPSCI”), a senior Republican on the Ways and Means Committee, and the Republican leader of the Ways and Means Health Subcommittee. Mr. Nunes was a vital contributor to the 2017 tax system overhaul, authoring a key provision to allow same-year expensing of all business investments for entrepreneurs and businesses. He also championed telemedicine to improve healthcare in underserved, rural areas. In his role on the HPSCI, Mr. Nunes spent extensive time overseas working with U.S. military personnel, Central Intelligence Agency officials, and world leaders while promoting freedom and democratic values around the globe. During his time in Congress, many regarded Mr. Nunes as the House of Representatives’ preeminent investigator of government malfeasance and corruption; he was awarded the Presidential Medal of Freedom, America’s highest civilian honor, in 2021. Mr. Nunes was appointed to the President’s Intelligence Advisory Board and has served as its Chair since February 2025. Mr. Nunes graduated from Cal Poly San Luis Obispo, where he received a bachelor’s degree in agricultural business and a master’s degree in agriculture. He is the author of “Restoring the Republic” and “Countdown to Socialism,” and was an early and prominent critic of big tech censorship.

Scott Glabe, Director

Scott Glabe, 41, has been the General Counsel of TMTG since April 2022. He served on the board of directors of Yorkville Acquisition Corp. (Nasdaq: MCGA) from June to August 2025, and has served on the board of directors of Texas Ventures Acquisition Corp III (Nasdaq: TVA) since September 2025. He was most recently a Partner at an Am Law 100 firm from February 2021 until April 2022, where his practice focused on investigations and compliance. Mr. Glabe previously led a 200-person team including members of the Office of Cyber, Infrastructure, Risk and Resilience-as Acting Under Secretary for Policy at the U.S. Department of Homeland Security (“DHS”) from July 2020 until January 2021. He also held multiple other positions at DHS from May 2019 to January 2021. Before DHS, he represented the White House as an Associate Counsel to President Donald J. Trump from February 2019 until May 2019 and worked for the U.S. House of Representatives in progressively senior legal and policy roles from April 2015 until February 2019. Earlier in his career, Mr. Glabe practiced in the Washington office of an international law firm from October 2013 to April 2015, clerked for a federal appellate judge from October 2012 to September 2013, and served as an intelligence officer in the U.S. Navy Reserve from September 2008 until January 2020 (including time in the inactive reserve). He is a graduate of Yale Law School and Dartmouth College. Mr. Glabe was also appointed to the President’s Intelligence Advisory Board in February 2025.

Mark Hiltwein, Director

Mark Hiltwein, 61, is a seasoned finance and operations executive with more than three decades of experience across printing, logistics, and business services. He rejoined Cenveo, a world leader in the management and distribution of custom print, packaging, labels and envelopes, as Chief Financial Officer in March 2018, returning to a company where he previously served as Chief Financial Officer from July 2007 to June 2009, then President of Field Sales and Manufacturing from June 2009 to December 2009, and again as Chief Financial Officer from December 2009 to August 2012. Mr. Hiltwein then served as Cenveo’s President, Envelope Group from August 2012 through September 2014. From May 2015 to March 2018, Mr. Hiltwein served as Chief Financial Officer of Rand Logistics. Before his tenure at Cenveo, from July 2005 to July 2007, Mr. Hiltwein was President of Smartshipper.com, an online third-party logistics company. Earlier, from February 2002 through July 2005, Mr. Hiltwein was Executive Vice President and Chief Financial Officer of Moore Wallace Incorporated, a $3.5 billion printing company. Prior to that, he served as Senior Vice President and Controller of Moore Wallace from December 2000 to February 2002. Mr. Hiltwein served in a number of financial positions from 1992 through 2000 with L.P. Thebault Company, a commercial printing company. From 1997 through 2000 he served as L.P. Thebault Company’s Chief Financial Officer. Mr. Hiltwein began his career at Mortenson and Associates, a regional public accounting firm, where he held various positions in the audit department. A Certified Public Accountant, Mr. Hiltwein holds a bachelor’s degree in accounting from Kean University. He brings deep expertise in corporate finance, sales leadership, multi-site operations, and cost containment disciplines, with a proven track record of building high-performing teams, managing distressed businesses, and driving top and bottom-line growth.

Kevin McGurn, Chief Executive Officer and Director

Kevin McGurn, 52, has served as Chief Executive Officer of Yorkville Acquisition Corp. (Nasdaq: MCGA) since March 2025, where he also serves on the board of directors. In September 2025, he became the Chief Executive Officer of Sono Group N.V (Nasdaq: SSM), as well as Chief Executive Officer of Texas Ventures Acquisition Corp III (Nasdaq: TVA) since September 2025. Mr. McGurn also serves as the Chairman of the board of directors, Chief Executive Officer and Chief Financial Officer of New America Acquisition I Corp., a special purpose acquisition company, since July 2025. From October 2023 to November 2024, Mr. McGurn served as Vice President of Advertising Solutions at T-Mobile, where he led initiatives across digital and programmatic advertising platforms. Prior to that, he was at Vevo LLC, a global music video platform jointly owned by Universal Music Group and Sony Music Entertainment, between February 2017 to October 2023, becoming its President in January 2019, where he was responsible for monetization, sales strategy, and global partnerships. Earlier in his career, from 2007 to 2013, Mr. McGurn served as Senior Vice President of Advertising Sales at Hulu, where he helped to launch and scale the company’s ad-supported streaming business. He has also held an independent board role at Zype, Inc., a video infrastructure platform that was acquired by Backlight, a portfolio company of PSG. In October 2024, Mr. McGurn was named CEO of Triller Group but ultimately did not assume the role. Mr. McGurn currently serves in an advisory capacity to TMTG, supporting the company’s diligence and strategy around mergers and acquisitions, subscription video on demand (SVOD) and social networking platforms, including Truth+ and Truth Social. He is also a limited partner and strategic entrepreneurial advisor to Revel Partners, a venture capital firm focused on B2B SaaS and media innovation, and Alpine Meridian, a venture capital fund with investments across digital media and consumer technology. Mr. McGurn has cultivated extensive relationships across media, entertainment, technology, telecommunications, and music industries. Mr. McGurn graduated from Ohio Wesleyan University in 1998 with a BA in History and was a two-time NCAA all-America pick in the sport of lacrosse.

Troy Rillo, Chief Financial Officer

Troy Rillo, 57, is an accomplished business executive and attorney with extensive experience in corporate finance, securities law, and investment management. Mr. Rillo has been the Chief Financial Officer at Yorkville Acquisition Corp. (Nasdaq: MCGA) since August 2025, as well the Chief Financial Officer of Texas Ventures Acquisition Corp III (Nasdaq: TVA) since September 2025, and is a partner with Yorkville Advisors where since 2004 he has been instrumental in the firm’s growth and strategic direction. Mr. Rillo also currently serves as Co-Chief Executive Officer of Yorkville Securities LLC, an SEC registered broker-dealer and member of FINRA, and President and Chief Executive Officer, and member of the Board of Managers, of Yorkville America, LLC, an affiliated SEC-registered investment adviser focused on branded investment products, including separately managed accounts and exchange-traded funds. Prior to joining Yorkville Advisors, Mr. Rillo was a corporate and securities partner at K&L Gates LLP, a leading international law firm, where he advised public and private companies on capital-raising transactions, mergers and acquisitions, and securities compliance. Mr. Rillo is widely recognized as an authority in corporate and securities law and is a frequent speaker on related topics. He earned both his J.D. and B.S. in Finance, magna cum laude, from the University of Florida. While in law school, he served as a member of the Florida Law Review and was elected to the Order of the Coif. He is admitted to practice law in New Jersey and Florida.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Purchase Agreement, dated November 25, 2025, by and among Blue Water Acquisition Corp. III, Blue Water Acquisition III LLC, and Yorkville BW Acquisition Sponsor, LLC.
10.2	Insider Letter, dated November 25, 2025, by and among Yorkville BW Acquisition Sponsor, LLC, the Insiders and Blue Water Acquisition Corp. III.
10.3	The November 25, 2025 Joinder to and Amendment of the Registration Rights Agreement dated June 9, 2025, by Yorkville BW Acquisition Sponsor, LLC, and acknowledged and accepted by Blue Water Acquisition Corp. III and Blue Water Acquisition III LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER ACQUISITION CORP. III

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Chief Financial Officer

Date: November 28, 2025